EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-108790 on Form S-8, Registration Statement No. 333-62566 on Form S-8, Registration Statement No. 333-53449 on Form S-8, and Registration Statement No. 333-104732 on Form S-8 of our report dated December 21, 2005, relating to the consolidated financial statements of American Pacific Corporation, appearing in this Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 2005.
/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
December 21, 2005
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